UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2015

NOBLE ROMAN’S, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0-11104	35-1281154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Virginia Avenue, Suite 300 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

(317) 634-3377
(Company's telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

Noble Roman’s, Inc. (the “Registrant”) held its 2015 Annual Meeting of Shareholders on June 23, 2015 (the “Annual Meeting”).  As of the record date for the Annual Meeting, April 24, 2015, there were 20,125,087 shares of the Registrant’s Common Stock outstanding and entitled to vote on the matters presented at the Annual Meeting.  Holders of 16,312,567 shares of the Registrant’s Common Stock, or 81.06% of the outstanding shares entitled to vote at the Annual Meeting, were represented at the Annual Meeting in person or by proxy, which constituted a quorum.

At the Annual Meeting, the Registrant’s shareholders: (1) elected two Class II directors to the Board of Directors with terms expiring in 2018; and (2) ratified the appointment of the independent registered public accounting firm, Somerset CPAs, P.C., as the Registrant’s registered independent accounting firm for the year ending December 31, 2015.

The matters acted upon at the Annual Meeting, and the vote tabulation for each matter is as follows:

1.  Election of two Class II directors:

Class II Director Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Paul Mobley	10,875,741	29,722	0	5,407,104

Jeffrey Gaither	8,170,181	2,735,082	0	5,407,104

Mr. Paul Mobley and Mr. Jeffrey Gaither both received the affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matters presented at the Annual Meeting, and therefore, they were elected as Class II Directors to serve until 2018.

2.   Ratification of Somerset CPAs, P.C. as the Registrant’s independent registered public accounting firm for the year ending December 31, 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,270,257	17,332	24,978	0

Somerset CPAs, P.C. received the affirmative vote of holders of the majority of the shares represented in person or by proxy and entitled to vote on the matters presented at the Annual Meeting, and therefore, their appointment as the Registrant’s registered independent accounting firm for the year ending December 31, 2015 was ratified.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE ROMAN’S, INC.

Dated: June 24, 2015	By:	/s/ Paul W. Mobley
Paul W. Mobley
Executive Chairman and Chief Financial Officer